Exhibit 99.1

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Allan Drury
August 7, 2025	212-460-4111

CON EDISON REPORTS 2025 SECOND QUARTER EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) (NYSE: ED) today reported 2025 second quarter net income for common stock of $246 million or $0.68 a share compared with $202 million or $0.58 a share in the 2024 second quarter. Adjusted earnings (non-GAAP) were $240 million or $0.67 a share in the 2025 period compared with $203 million or $0.59 a share in the 2024 period. Adjusted earnings and adjusted earnings per share in the 2025 period exclude accretion of the basis difference of Con Edison's equity investment in Mountain Valley Pipeline, LLC (MVP), adjustments to the gain and other impacts related to the sale of all of the stock of its former subsidiary, Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses) in 2023 and the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments. Adjusted earnings and adjusted earnings per share in the 2024 period exclude the effects of HLBV accounting for tax equity investments.

For the first six months of 2025, net income for common stock was $1,038 million or $2.93 a share compared with $922 million or $2.67 a share in the first six months of 2024. Adjusted earnings were $1,032 million or $2.91 a share in the 2025 period compared with $945 million or $2.73 a share in the 2024 period. Adjusted earnings and adjusted earnings per share in the 2025 period exclude accretion of the basis difference of Con Edison's equity investment in MVP. Adjusted earnings and adjusted earnings per share in the 2025 and 2024 periods exclude adjustments to the gain and other impacts related to the sale of all of the stock of its former subsidiary, the Clean Energy Businesses, in 2023. Adjusted earnings and adjusted earnings per share in the 2024 period exclude the effects of HLBV accounting for tax equity investments.

“We continue to execute on our strategy with disciplined investments in our infrastructure to maintain our world-class reliability and strengthen grid resilience against extreme weather,” said Tim Cawley, chairman and CEO of Con Edison. “The trend of building electrification and electric vehicle adoption presents continuing opportunities to invest in our electric delivery system. We are optimistic about the future of our region and company.”

“Our second-quarter results highlight our ability to deliver complex energy projects that benefit customers and shareholders,” Cawley said. “We completed construction of major transmission projects in Brooklyn and Staten Island. These and other projects underway will support long-term reliability for customers and deliver continued strong, stable returns for investors.”

"During the second quarter we secured approval to invest $440 million in five key projects that advance building and transportation electrification, which demonstrates continued strong regulatory support for our strategy and the state's clean energy goals,” said Kirk Andrews, senior vice president and CFO. “Our solid first half financial performance reflects continued effective execution of our rate plans and provides a strong foundation for our reaffirmed 2025 earnings guidance.”

For the year of 2025, Con Edison reaffirmed its previous forecast of adjusted earnings per share (non-GAAP) to be in the range of $5.50 to $5.70 per share. Adjusted earnings per share excludes accretion of the basis difference of Con Edison's equity investment in MVP (approximately $(0.03) a share after-tax), HLBV accounting for tax equity investments, adjustments to the gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses in 2023 and impacts resulting from the evaluation of strategic alternatives with respect to MVP and Honeoye Storage Corporation, the amounts of which, if any, will not be determinable until year-end. Accordingly, the company is unable to provide equivalent measures determined in accordance with generally accepted accounting principles in the United States of America (GAAP).

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CON EDISON REPORTS 2025 SECOND QUARTER EARNINGS	page 2

See Attachment A to this press release for a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income for common stock to adjusted earnings for the three and six months ended June 30, 2025 and 2024. See Attachments B and C for the estimated effect of major factors resulting in variations in earnings per share and net income for common stock for the three and six months ended June 30, 2025 compared to the respective 2024 periods.

The company's 2025 Second Quarter Form 10-Q is being filed with the Securities and Exchange Commission. A second quarter 2025 earnings release presentation will be available at www.conedison.com. (Select "For Investors" and then select "Press Releases.")

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CON EDISON REPORTS 2025 SECOND QUARTER EARNINGS	page 3

This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “goal,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time.

Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and may be subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber attack could adversely affect it; the failure of processes and systems, the failure to retain and attract employees and contractors, and their negative performance could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it; it faces risks related to health epidemics and other outbreaks; its strategies may not be effective to address changes in the external business environment; it faces risks related to supply chain disruptions, inflation and the imposition of tariffs (or subsequent changes to tariffs once announced or implemented); and it also faces other risks that are beyond its control. This list of factors is not all-inclusive because it is not possible to predict all factors that could cause actual results or developments to differ from the forward-looking statements. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This press release also contains financial measures, adjusted earnings and adjusted earnings per share, that are not determined in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as adjustments to the gain and other impacts related to the sale of all of the stock of its former subsidiary, the Clean Energy Businesses, in 2023, the effects of HLBV accounting for tax equity investments and accretion of the basis difference of Con Edison's equity investment in MVP. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance.

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CON EDISON REPORTS 2025 SECOND QUARTER EARNINGS	page 4

Consolidated Edison, Inc. is a holding company that provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc. (CECONY), a regulated utility providing electric service in New York City and New York’s Westchester County, gas service in Manhattan, the Bronx, parts of Queens and parts of Westchester, and steam service in Manhattan; Orange and Rockland Utilities, Inc. (O&R), a regulated utility serving customers in a 1,300-square-mile area in southeastern New York State and northern New Jersey; and Con Edison Transmission, Inc., which falls primarily under the oversight of the Federal Energy Regulatory Commission and through its subsidiaries, invests in electric transmission projects and manages, through joint ventures, both electric and gas assets while seeking to develop electric transmission projects.

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Attachment A

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	Earnings per Share		Net Income for Common Stock (Millions of Dollars)		Earnings per Share		Net Income for Common Stock (Millions of Dollars)
	2025	2024	2025	2024	2025	2024	2025	2024
Reported earnings per share (basic) and net income for common stock (GAAP basis)	$0.68	$0.58	$246	$202	$2.93	$2.67	$1,038	$922
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (pre-tax) (a)	—	—	—	—	—	0.08	—	30
Income taxes (a)(b)	—	—	(1)	—	—	(0.02)	(1)	(8)
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (net of tax)	—	—	(1)	—	—	0.06	(1)	22
Accretion of the basis difference of Con Edison's equity investment in MVP	(0.01)	—	(3)	—	(0.02)	—	(6)	—
Income taxes (c)	—	—	1	—	—	—	1	—
Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax)	(0.01)	—	(2)	—	(0.02)	—	(5)	—
HLBV effects (pre-tax)	—	0.01	(4)	1	—	—	—	1
Income taxes (d)	—	—	1	—	—	—	—	—
HLBV effects (net of tax)	—	0.01	(3)	1	—	—	—	1
Adjusted earnings per share and adjusted earnings (non-GAAP basis)	$0.67	$0.59	$240	$203	$2.91	$2.73	$1,032	$945
(a)On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses. The loss (gain) and other impacts related to the sale of all of the stock of the Clean Energy Businesses were adjusted during the six months ended June 30, 2024 ($0.08 a share and $0.06 a share net of tax or $30 million and $22 million net of tax) and during the three and six months ended June 30, 2025 ($1 million) to reflect closing adjustments.
(b)The amount of income taxes for the adjustment on the gain on the sale of all of the stock of the Clean Energy Businesses had an effective tax rate of 28% for the six months ended June 30, 2024.
(c)The amount of income taxes was calculated using a combined federal and state income tax rate of 21% for the three and six months ended June 30, 2025.
(d)The amount of income taxes was calculated using a combined federal and state income tax rate of 23% for the three months ended June 30, 2025.

Attachment B

Variation for the Three Months Ended June 30, 2025 vs. 2024
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher electric rate base	$15	$0.05
Higher income from allowance for funds used during construction	6	0.02
Change in incentives earned under the electric and gas earnings adjustment mechanisms	1	—
Higher interest on long term debt	(17)	(0.05)
Higher operation and maintenance expense from health care costs and injuries and damages, offset in part by lower stock-based compensation	(6)	(0.02)
Dilutive effect of issuance of common shares	—	(0.03)
Impact of the May 2024 NYSPSC order denying CECONY's request to capitalize costs to implement its new customer billing and information system	37	0.11
Total CECONY	36	0.08
O&R (a)
Electric base rate increase	7	0.02
Other	(2)	(0.01)
Total O&R	5	0.01
Con Edison Transmission
Accretion of the basis difference of Con Edison's equity investment in MVP	2	0.01
Income tax adjustment in 2024 due to AFUDC from MVP	(5)	(0.02)
Total Con Edison Transmission	(3)	(0.01)
Other, including parent company expenses (b)
HLBV effects	4	0.01
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses	1	—
Other	1	0.01
Total Other, including parent company expenses	6	0.02
Total Reported (GAAP basis)	$44	$0.10
HLBV effects	(4)	(0.01)
Accretion of the basis difference of Con Edison's equity investment in MVP	(2)	(0.01)
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses	(1)	—
Total Adjusted (Non-GAAP basis)	$37	$0.08
(a)Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. The Utilities' gas and CECONY’s steam sales are subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

(b)Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, the sale and transfer of which was completed in January 2025.

Attachment C

Variation for the Six Months Ended June 30, 2025 vs. 2024
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher electric rate base	$31	$0.09
Higher gas rate base	13	0.04
Change in incentives earned under the electric and gas earnings adjustment mechanisms	7	0.02
Dilutive effect of issuance of common shares	—	(0.07)
Impact of the May 2024 NYSPSC order denying CECONY's request to capitalize costs to implement its new customer billing and information system	37	0.11
Other	(1)	(0.01)
Total CECONY	87	0.18
O&R (a)
Electric base rate increase	11	0.03
Gas base rate increase	7	0.02
Higher interest expense	(3)	(0.01)
Other	(2)	(0.01)
Total O&R	13	0.03
Con Edison Transmission
Accretion of the basis difference of Con Edison's equity investment in MVP	5	0.02
Income tax adjustment in 2024 due to AFUDC from MVP	(5)	(0.02)
Other	(4)	(0.01)
Total Con Edison Transmission	(4)	(0.01)
Other, including parent company expenses
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses	23	0.06
HLBV effects	1	—
Other	(4)	—
Total Other, including parent company expenses (b)	20	0.06
Total Reported (GAAP basis)	$116	$0.26
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses	(23)	(0.06)
Accretion of the basis difference of Con Edison's equity investment in MVP	(5)	(0.02)
HLBV effects	(1)	—
Total Adjusted (Non-GAAP basis)	$87	$0.18
(a)Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. The Utilities' gas and CECONY’s steam sales are subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

(b)Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, the sale and transfer of which was completed in January 2025.